EXHIBIT 10.13

SECOND AMENDMENT AGREEMENT

THIS SECOND AMENDMENT AGREEMENT (this “Amendment”) is made and entered into as of the day of November, 2021, by and between SPORTSHUB GAMES NETWORK, INC., a Delaware corporation (the “Borrower”), LEAGUESAFE MANAGEMENT, LLC, a Minnesota limited liability company (“LeagueSafe”), and VIRTUAL FANTASY GAMES ACQUISITION, LLC, a Minnesota limited liability company (“Virtual Fantasy,” and together with LeagueSafe, collectively, the “Pledgors”) and PLATINUM BANK, a Minnesota banking corporation (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain Revolving Credit Agreement dated March 27, 2020, as amended by that certain Amendment Agreement dated as of June 9, 2021 (the “Credit Agreement”), which sets forth the terms and conditions of a revolving line of credit to the Borrower in the principal amount of up to $5,000,000 (the “Loan”); and

WHEREAS, the obligation of the Borrower to repay the Loan is evidenced by that certain Revolving Promissory Note dated as of March 27, 2020 (the “Note”), executed by the Borrower and payable to the Lender in the original principal amount of $5,000,000.00; and

WHEREAS, the Note is secured by, among other things, (i) that certain Security Agreement dated as of March 27, 2020 (the “Borrower Security Agreement”), executed by Borrower, as debtor, in favor of the Lender, as secured party, (ii) those certain Third Party Security Agreements dated as of March 27, 2020 (the “Pledgor Security Agreements”), executed by each of the Pledgors, as debtors, in favor of the Lender, as secured party, and (iii) that certain Deposit Account Pledge and Control Agreement dated March 27, 2020 (the “Deposit Account Pledge Agreement”, and together with the Borrower Security Agreement and the Pledgor Security Agreements, collectively, the “Security Agreements”), executed by Borrower, as pledgor, in favor of the Lender, as secured party ; and

WHEREAS, the Borrower has requested that the Lender make certain modifications to the Loan; and

WHEREAS, the Lender has agreed to such request, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. All of the recitals set forth above shall bind the parties hereto and are hereby made a part of this Amendment.

2. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning assigned to such capitalized term as set forth in the Credit Agreement.

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3. Amendments to Credit Agreement.

A.	Any and all references to “the Agreement” or “this Agreement” in the Credit Agreement shall now mean and refer to the Credit Agreement, as modified by this Amendment.

B.	Section 1(p) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(p) Maximum Line: $4,120,650.63.

C.	Section 5(r) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(r) Minimum Balance of Pledged Account. The Borrower shall cause the Pledged Account to maintain a minimum balance of $5,700,000.00. Such funds shall at all times be pledged to the Lender pursuant to the Deposit Account Pledge and Control Agreement.

4. Priority and Validity of the Security Agreements. The Borrower and the Pledgors each represent and warrant to the Lender that the Security Agreements grant to the Lender valid and first priority security interests in the collateral described therein, and such security interests secure, among other things, all of the Borrower’s obligations under the Note and will continue in full force and effect until the Note is satisfied in full.

5. Reaffirmation of the Loan Documents. The Borrower and the Pledgors hereby repeat and reaffirm each and all of their obligations under the Loan Documents, and agrees that the Loan Documents are in full force and effect as of the date hereof, not subject to any offset, defense or counterclaim.

6. Original Terms. Except as expressly amended herein, the Loan Documents shall be and remain in full force and effect in accordance with their original terms.

7. Legal Representation. The Borrower and the Pledgors hereby represent, warrant and agree that they have fully considered the terms of this Amendment and the documents related hereto and have had the opportunity to discuss this Amendment and the documents related hereto with their legal counsel, and that they are executing the same without any coercion or duress on the part of the Lender.

8. Authority. The Borrower and the Pledgors hereby represent and warrant to the Lender that the Borrower and the Pledgors have full power and authority to execute and deliver this Amendment and to incur and perform their respective obligations hereunder; the execution, delivery and performance by the Borrower and the Pledgors of this Amendment will not violate any provision of the organizational documents of the Borrower or the Pledgors or any law, rule, regulation or court order or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which Borrower or the Pledgors are a party or by which the Borrower or the Pledgors or its respective properties may be bound or affected.

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9. No Waiver. The Borrower and the Pledgors hereby acknowledge and agree that, by executing and delivering this Amendment, the Lender is not waiving any existing Event of Default, whether known or unknown, or any event, condition or circumstance, whether known or unknown, which with the giving of notice or the passage of time or both would constitute an Event of Default, nor is the Lender waiving any of its rights or remedies under the Loan Documents.

10. No Setoff. The Borrower and the Pledgors acknowledge and agree with the Lender that no events, conditions or circumstances have arisen or exist as of the date hereof which would give the Borrower or the Pledgors the right to assert a defense, counterclaim and/or setoff any claim by the Lender for payment of amounts owing under the Note. Any defense, right of setoff or counterclaim which might otherwise be available to the Borrower or the Pledgors is hereby fully and finally waived and released in all respects.

11. Merger. All prior oral and written communications, commitments, alleged commitments, promises, alleged promises, agreements, and alleged agreements by or among the Lender and/or the Borrower and/or either Pledgor in connection with the Loan are hereby merged into the Loan Documents, as amended by this Amendment; shall be of no further force or effect; and shall not be enforceable unless expressly set forth in the Loan Documents, as amended by this Amendment. All commitments, promises, and agreements of the parties hereto are set forth in this Amendment and the Loan Documents and no other commitments, promises, or agreements, oral or written, of any of the parties hereto shall be enforceable against any such party.

12. Release. The Borrower and the Pledgors hereby release and forever discharge the Lender and its past, present and future officers, directors, attorneys, insurers, servants, representatives, employees, shareholders, subsidiaries, affiliates, participants, partners, predecessors, principals, agents, successors and assigns of and from any and all existing or future claims, demands, obligations, interests, suits, actions or causes of action, at law or in equity, whether arising by contract, statute, common law or otherwise, both direct and indirect, of whatsoever kind or nature, arising out of or by reason of or in connection with the Loan, the Loan Documents, this Amendment, any prior amendments or agreements or the documents related hereto or thereto or any acts, omissions, or conduct occurring on or before the date hereof.

13. Costs and Expenses. The Borrower and the Pledgors shall pay all costs and expenses, including attorneys’ fees, paid or incurred by the Lender in connection with the preparation of this Amendment and the documents related hereto and the closing and consummation of the transaction contemplated hereby.

14. Further Assurances. Each of the undersigned hereby agrees to execute and deliver such other further agreements, documents and instruments as is deemed necessary or advisable by the Lender in order to effectuate the purposes of this Amendment and the documents related hereto.

15. No Default. The Borrower and the Pledgors hereby represent and warrant to the Lender that no Event of Default, or event which with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing.

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16. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

17. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the choice of law provisions thereof.

18. Headings. The descriptive headings for the several sections of this Amendment are inserted for convenience only and not to define or limit any of the terms or provisions hereof.

19. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have made and entered into this Amendment as of the day and year first above written.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO SECOND AMENDMENT AGREEMENT]

BORROWER:

SPORTSHUB GAMES NETWORK, INC, a Delaware corporation

By:	/s/ Christian Peterson
Christian Peterson
Its: President

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